UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2025

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Sawyer, Suite 600
Houston, Texas 77007
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.427)

X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02. Unregistered Sales of Equity Securities

To the extent required by this Item 3.02, the information contained in Item 8.01 is incorporated herein by reference.

No underwriters were involved in the Exchange. The consideration received by the Company for the Exchange was the termination of all previously outstanding Rights. The Common Stock is issued by the Company pursuant to the Exchange pursuant to the exemption from registration provided by Section 3(a)(9) under the Securities Act of 1933, as amended.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by this Item 3.03, the information contained in Items 3.02 and 8.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 16, 2025, the Company issued a press release disclosing the Company’s actions pursuant to the Rights Agreement, a copy of which is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, are “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings. The furnishing of the remarks is not intended to constitute a representation that such furnishing is required by Regulation FD or that the remarks include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

Item 8.01 Other Events.

On November 12, 2024, Silver Star Properties REIT, Inc. (the “Company”) filed a Current Report on Form 8-K to disclosed that effective November 8, 2024, the Company implemented the Amended and Restated Rights Agreement (the "Rights Agreement"), between the Company and VISTRA USA, LLC, as Rights Agent (the "Rights Agent") to protect its business plans and shareholders from a group of dissidents acting against their interests. The Board has now determined that certain shareholders have become Acquiring Persons, causing a Flip-In Event, and has set June 16, 2025 as the date of exchange under Section 24 of the Rights Agreement.

The Rights Agreement also provides that if any Person becomes an Acquiring Person (the first occurrence of such event being referred to as the Flip-In Event), then pursuant to Section 24 of the Rights Agreement, the Board may, at its option, at any time after the Flip-In Event, exchange all or part of the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions the Rights Agreement) for shares of Common Stock at an exchange ratio of two shares of Common Stock per Right (the "Exchange Ratio").

The Board of Directors has ordered by resolution that the Company act pursuant to Section 24 of the Rights Agreement and exchange (the “Exchange”) each Right which has not become void for two shares of Common Stock which will result in the issuance of up to 121,450,278 shares of Common Stock in the aggregate. Accordingly, shareholders other than the Acquiring Persons will receive two shares of Common Stock in addition to each share of Common Stock that they owned as of the Distribution Date at no additional cost and with no action on their part, tripling the number of shares owned in the Company, provided, the issuance of such shares will be suspended for certain shareholders. Shareholders will receive a letter from the Rights Agent with more information.

The rights, terms and conditions set forth in the Rights Agreement described herein are not complete and are qualified in their entirety by the Rights Agreement.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits

Exhibit Number	Exhibit Description
99.1+	Press Release dated June 16, 2025
99.2+	Exhibit 99.2 - Silver Star Conference Call Invitation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+ Furnished herewith.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)

By: /s/ Louis T. Fox III
Name: Louis T. Fox III
Title: Chief Financial Officer

Date:  June 16, 2025